UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Aston Funds

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined.):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

May 2, 2014

Proxy Alert

Important Information Your Clients Will Receive For:

• ASTON/River Road Dividend All Cap Value Fund (ARDEX, ARIDX)	• ASTON/River Road Small Cap Value Fund (ARSVX, ARSIX)

• ASTON/River Road Dividend All Cap Value Fund II (ADVTX, ADIVX)	• ASTON/River Road Independent Value Fund (ARIVX, ARVIX)

• ASTON/River Road Select Value Fund (ARSMX, ARIMX)	• ASTON/River Road Long Short Fund (ARLSX, ALSIX)

Dear Valued Client:

Thank you for your assistance with the recent proxy solicitation and shareholder vote Aston Funds held in connection with the restructuring of Aston Asset Management, LP (“Aston”). Please be advised that we will also need your help with a new, unrelated shareholder vote for the six Aston Funds that are subadvised by River Road Asset Management, LLC (“River Road”).

Recently, Affiliated Managers Group, Inc. (NYSE: AMG) announced that it had reached a definitive agreement with Aviva Investors North America Holdings, Inc., an indirect subsidiary of Aviva plc (“Aviva”), to acquire Aviva’s equity interest in River Road (the “Transaction”). The Transaction is expected to close in the second or third quarter of 2014. The Transaction will not result in any material changes to River Road’s management, personnel, investment processes, the way in which River Road manages the Funds or the fees and expenses of the Funds. However, in accordance with applicable law, the current sub-investment advisory agreements between Aston and River Road will automatically terminate upon completion of the Transaction. Thus, in order for River Road to continue to serve as subadviser to each of the above referenced Funds following the closing of the Transaction, shareholders of each Fund are being asked to approve a new sub-investment advisory agreement for their Fund, which will take effect upon completion of the Transaction. Aston Funds’ Board of Trustees recommends that shareholders vote “FOR” the proposal.

Proxies will be mailed to shareholders on or about May 9, 2014. A combined special meeting of shareholders of the Funds has been scheduled for June 18, 2014.

For your reference, the proxy will be posted to the Aston Funds website, www.astonfunds.com.

To avoid phone calls from the proxy solicitation service, please urge your clients to vote as soon as possible.

Solicitation Process

Aston Funds offers your clients a variety of ways to vote:

•	Over the Internet, through the website listed on the proxy card,

•	By telephone, using the toll-free number listed on the proxy card,

•	By mail, using the proxy card with the postage-paid envelope, or

•	In person at the shareholder meeting on June 18, 2014.

If you have any questions regarding the proxy, or if we may be of any service, please contact Aston Funds’ Advisor Services at 800.597.9704.

Sincerely,

Stuart D. Bilton

Chief Executive Officer and President